Exhibit 107

Calculation of Filing Fee Table

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

Apimeds Pharmaceuticals US, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee(3)
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.01 per share(4)	457 (o)	—	—	$14,375,000	0.00015310	$2,200.81
		Representative’s Warrants(5)	Other	—	—	—	—	—
		Common Stock issuable upon the exercise of the Representative’s Warrants(6)	457 (a)	258,750	$5.00	$1,293,750	0.00015310	$198.07

Fees Previously Paid	Equity	Common stock, par value $0.01 per share(4)	457 (o)	—	—	$11,500,000	0.00014760	$1,697.40

			Total Offering Amounts			$27,168,750		$4,096.28
			Total Fees Previously Paid					$1,697.40
			Total Fee Offsets					$—
			Net Fees Due					$2,398.88

(1)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(4)	Includes up to an additional 15% of the aggregate offering price to cover a 45-day option granted to the underwriters to purchase additional shares of our common stock to cover over-allotments, if any.

(5)	No fee required pursuant to Rule 457(g).

(6)	We have agreed to issue to the representative of the underwriters (the “Representative”), upon the closing of this offering, warrants to purchase up to an aggregate number of shares of our common stock (the “Representative’s Warrants”) in an aggregate equal to five percent (5%) of the aggregate number of shares of common stock to be issued and sold in this offering. The Representative’s Warrants are exercisable at a per share price equal to 100% of the public offering price per share of the shares of common stock sold in this offering.